PURCHASE AND SALE AGREEMENT

FOR THE LENOX VILLAGE PORTFOLIO

NASHVILLE, TENNESSEE

TABLE OF CONTENTS
Page
Preliminary Statement

1.	Purchase and Sale; Purchase Price; Definitions 2

2.	Investigation; Title Commitment; Survey 4

3.	Closing 7

4.	Representation and Warranties of Seller 9

5.	Representation and Warranties of Purchaser 16

6.	Brokerage 17

7.	Operations 17

8.	Closing Adjustments; Transfer of Tenant Deposits 19

9.	Closing Documents 22

10.	Notices 24

11.	Damages to Property; Taking 26

12.	Remedies 27

13.	Escrow 28

14.	Survival 31

15.	Miscellaneous 31

16.	Schedule of Exhibits 39

PURCHASE AND SALE AGREEMENT
FOR THE LENOX VILLAGE PORTFOLIO
This PURCHASE AND SALE AGREEMENT FOR THE LENOX PORTFOLIO (this “Agreement”) is entered into as of August 11, 2015 (the “Effective Date”) by and between LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred to herein as the “Seller”), and PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Purchaser”).

Preliminary Statement
A.Seller is the owner of those certain tracts or parcels of land located in Nashville, Davidson County, Tennessee, described on Exhibit A attached hereto, which includes approximately 13.37 plus or minus total acres (the “Land”), together with all buildings, structures, improvements and other facilities thereon including all fixtures, equipment and personal property (collectively referred to as the “Improvements”), consisting of (i) a 273-unit residential apartment complex together with approximately 34,961 square feet of commercial retail and office space more commonly known as “Lenox Village Town Center”; (ii) 18 residential condominium units, together with the undivided interest in the common elements appertaining to those units and 9 commercial condominium units which comprise 12,631 square feet of retail and office space comprising part of Building I as set forth in the Supplemental Declaration of Charter, Covenants and Restrictions for the Residential Neighborhood of Lenox Village, a Traditional Neighborhood Development more commonly known as the “Regent Building”; and (iii) a 183-unit residential apartment complex more commonly known as “LV III”; the Land, as well as the Improvements and other Property (as defined below) and including Lenox Village Town Center, Regent Building, and LV III, may be collectively referred to herein as the “Property”).
B.    Seller wishes to sell and Purchaser wishes to purchase the Property subject to the terms and conditions of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Purchase and Sale; Purchase Price; Definitions.
1.01.    Seller agrees to sell and Purchaser agrees to buy the following property (collectively, the “Property”) upon the terms and conditions hereinafter set forth:
(a)    Seller’s interest in the Property and all rights, title and interest of Seller, if any, in any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the same, to the centerline thereof, and all easements, covenants and other rights appurtenant to, and all the estate and rights of Seller in and to the same, including, without limitation, the undivided interest in the common elements appertaining to the condominium units located in the Regent Building (the “Real Property”);
(b)    all rights, title and interest of Seller in and to the proceeds of, or any award made for, a taking of all or any part of the Real Property by any governmental authority pursuant to the exercise of its power of eminent domain;
(c)    all tangible personal property owned by Seller and used in connection with the operation of the Real Property, including, without limitation, all machinery, appliances, supplies, computer software, any internet website and associated URL or domain names maintained by Seller and/or any affiliate of Seller exclusively with respect to the Property, marketing and advertising materials, furniture, furnishings, decorations, decorative plants and office, landscaping, gardening, maintenance, communications, security and other equipment, including without limitation, the property listed in Exhibit 1.01(c) (the “Personal Property”);
(d)    all right, title and interest of Seller in and to the Leases (as hereinafter defined) and all leases entered into by Seller after the date hereof pursuant to Section 7.02 below, together with all rents (including pet rents) for any period subsequent to the Closing Date and all unapplied security deposits, pet deposits and similar deposits for leases in effect at Closing (collectively, “Tenant Deposits”), made by tenants (collectively, the “Tenants” and, individually, a “Tenant”) thereunder;
(e)    all right, title and interest of Seller in and to the agreements described on Exhibit 1.01(e) (the “Service Contracts”);
(f)    all right, title and interest of Seller in and to all assignable licenses, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities, and any assignable other intangible property (including the name "Lenox Village Town Center", “Regent Building”, and “LV III”) relating to the operation, ownership, use, occupancy or maintenance of the Property (the “Permits”); and
(g)    all right, title and interest of Seller in and to all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Property or any work performed or improvements included as a part of the Property (the "Warranties").
1.02.    The purchase price (the “Purchase Price”) for the Property shall be Eighty One Million Two Hundred Thousand and No/100ths Dollars ($81,200,000.00), and shall be paid by Purchaser as follows:
(a)    Two (2) business days after the execution of this Agreement by the parties, Purchaser shall deliver to Chicago Title Insurance Company c/o Yale Riley, 6840 Carothers Parkway, Suite 200, Franklin, Tennessee 37067 (“Escrow Agent”) the sum of Five Hundred Thousand and No/100ths Dollars ($500,000.00). An additional Five Hundred Thousand and No/100ths Dollars ($500,000.00) (both deposits together with all interest actually earned thereon during the term of this Agreement, collectively referred to as the “Deposit”) shall be delivered to Escrow Agent one (1) business day after the expiration of the Due Diligence Period (as defined below), and the Deposit shall thereafter be nonrefundable, except as otherwise provided herein. If Purchaser fails to deliver the additional Five Hundred Thousand and No/100ths Dollars ($500,000.00) to the Escrow Agent one (1) business day after the expiration of the Due Diligence Period, then Purchaser shall be deemed to have terminated this Agreement prior to the expiration of the Due Diligence Period, and the initial Five Hundred Thousand and No/100ths Dollars ($500,000.00) shall be promptly returned to Purchaser. During the term of this Agreement, Escrow Agent shall hold the Deposit in an interest bearing account. At the Closing, the Deposit shall be applied as partial payment of the Purchase Price.
(b)    The balance of the Purchase Price by wire transfer at Closing to the Escrow Agent to be paid as directed by Seller upon the Closing.
2.    Investigation; Title Commitment; Survey.
2.01.    The period beginning on the Effective Date and ending at 5:00 p.m. Central Standard Daylight Time on the date that is thirty-five (35) days after the Effective Date shall be referred to as the “Due Diligence Period”. During the term of this Agreement, Purchaser shall be entitled to make an inspection of the Property and the Property Materials (as hereinafter defined). Purchaser may, in its sole discretion, terminate this Agreement at any time on or prior to the expiration of the Due Diligence Period by sending written notice of termination to Seller. If Purchaser fails to deliver an additional Five Hundred Thousand and No/100ths Dollars ($500,000.00) to the Escrow Agent one (1) business day after the expiration of the Due Diligence Period, then Purchaser shall be deemed to have sent written notice of termination to Seller prior to the expiration of the Due Diligence Period. If Purchaser fails to notify Seller of its decision to terminate on or before the expiration of the Due Diligence Period and makes an additional deposit of Five Hundred Thousand and No/100ths Dollars ($500,000.00) to the Escrow Agent one (1) business day after the expiration of the Due Diligence Period, then Purchaser shall be deemed to have notified Seller that Purchaser has decided to proceed with the Closing of this transaction. If Purchaser terminates this Agreement or is deemed to have terminated on or prior to end of the Due Diligence Period, the entire Deposit (as defined above) shall be returned to Purchaser. Upon any such termination, the parties shall have no further obligations or liability hereunder, except for such obligations which expressly survive the termination of this Agreement.
During the term of this Agreement, Seller shall provide Purchaser, its agents and representatives with reasonable access to the Property, and Purchaser shall have the right to examine the Property Materials. During the term of this Agreement, upon reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to enter upon the Property during regular business hours (subject to the rights of tenants in possession) to perform such inspections and tests of the Property as Purchaser deems reasonably necessary to evaluate the Property, including, without limitation, a Phase I environmental assessment (the “Phase I Assessment”); provided, however, that no inspections or tests will involve the taking of samples or other physically invasive procedures without the prior written consent of Seller. Before entering upon the Property, Purchaser must furnish to Seller evidence of general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000) per occurrence and Two Million and No/100ths Dollars ($2,000,000) in the aggregate, which will name Seller as an additional insured. Seller will have the right to be present at any or all inspections or tests. Seller agrees to reasonably cooperate with Purchaser to enable Purchaser to have access to all occupied and unoccupied units; provided, however, that neither Purchaser nor its agents or representatives will contact any tenants without the prior consent of Seller.

Notwithstanding anything to the contrary contained in this Agreement, except as explicitly provided otherwise herein, Purchaser agrees that all risk, damage, fees or expenses associated with such inspections shall remain with Purchaser. Purchaser agrees to repair any damage to the Property caused by any testing or inspection and to indemnify and hold Seller harmless from and against any and all risks, damages, losses, claims, fees or expenses, including reasonable attorneys’ fees, or liability for personal injury or property damage caused by entry upon the Property by Purchaser’s agents, representatives or employees in connection with Purchaser’s inspections or tests pursuant to this Section 2.01 or any other entry by Purchaser on the Property, regardless of whether this Agreement is terminated; provided however, Purchaser shall not be responsible for any risks, damages, losses, claims, fees or expenses to the extent they arise from: the negligence or gross negligence of Seller or its agents and representatives; or preexisting defects or issues with regard to the Property which are merely discovered or “uncovered” by the Purchaser. Purchaser shall promptly upon receiving notice of any lien placed on the Property by reason of Purchaser’s or its contractor’s, agent’s, representative’s or employee’s tests or inspections, cause the lien to be discharged or bonded at Purchaser’s sole expense, and such lien shall be deemed a Permitted Exception (as defined herein). Anything contained herein to the contrary notwithstanding, the foregoing indemnity shall survive the Closing or the termination of this Agreement.
2.02.    Within three (3) days after the Effective Date, Seller shall deliver to Purchaser the items listed on Exhibit 2.02 attached hereto and made a part hereof, to the extent the same are in Seller’s (or its property manager’s) possession or control. Collectively, the items listed on Exhibit 2.02 shall be referred to herein as the “Property Materials.”
2.03.    (a)    Within seven (7) days after the Effective Date, Seller shall deliver to Purchaser title commitments for each of Lenox Village Town Center, Regent Building, and LV III (collectively, the “Title Commitment”), to be provided at Seller’s expense, for an ALTA (form 2006) extended owner’s title insurance policy, issued by Chicago Title Insurance Company through their agent Ortale, Kelley, Herbert & Crawford (the “Title Insurance Company”), together with copies of all documents (“Exception Documents”) referred to in the Title Commitment.
(b)        Within two (2) business days of the Effective Date, Seller will deliver to Purchaser one copy of the most recent existing ALTA survey (if any) of the Real Property (the “Existing Survey”) in Seller’s possession and control. Purchaser shall obtain an updated or new ALTA/ACSM Land Title Survey of the Real Property (the “Updated Survey”) prepared by a surveyor licensed in the State of Tennessee and containing such Table A items that Purchaser or Purchaser’s lender, if any, may require. Purchaser will pay the cost of the Updated Survey. Purchaser will pay any additional survey costs incurred in incorporating any additional survey requirements to satisfy Purchaser’s lender, if any.
(c)        On or before the expiration of the Due Diligence Period, Purchaser shall provide Seller with written notice (“Purchaser’s Exception Notice”) setting forth a list of the matters reflected in the Updated Survey and Title Commitment that are not acceptable to Purchaser (herein referred to as “Unpermitted Exceptions”; and all matters not so objected to are herein referred to as “Permitted Exceptions”). Notwithstanding the foregoing, to the extent the Leases are accurately reflected on the Rent Roll (as hereinafter defined), Purchaser shall not object to any exception for the rights of tenants (as tenants only) under the Leases or any leases entered into pursuant to Section 7.02 below, and the same shall be deemed “Permitted Exceptions”. If Purchaser does not provide Seller with Purchaser’s Exception Notice within said period, then Purchaser will be deemed to have approved the title as shown in the Title Commitment, the title exceptions, and all matters shown on the Updated Survey, and moreover, any title exceptions listed or shown on said documents shall be deemed Permitted Exceptions (except for monetary liens or encumbrances which shall be released or discharged by Seller at or prior to the Closing). Notwithstanding any language to the contrary in this Agreement, Seller shall prior to, or at, the Closing satisfy, release and discharge all monetary liens or encumbrances encumbering any portion of the Property, including, but not limited to, all mortgages, deeds of trust, security deeds, assignments of leases, assignments of rents, fixture filings, UCC-1s, judgment liens, and mechanic liens (the “Removable Liens”).
2.04.    Seller shall notify Purchaser in writing ("Seller’s Exception Response") within three (3) business days after receiving Purchaser’s Exception Notice if it believes that the Purchaser’s Exception Notice makes reference to any title defect or other matter that Seller elects not to cure. Seller’s Exception Response, if any is given, shall specify those objected to items that Seller shall cure, the manner of such cure, and those items which it shall not cure. Upon receipt of Seller’s Exception Response from Seller, Purchaser shall have the option either to (i) terminate this Agreement by notice to Seller given within three (3) business days of receipt of Seller’s Exception Response and be returned the Deposit, or (ii) accept the defects, exceptions or other matters referenced in such Seller’s Exception Response and proceed to Closing hereunder with no reduction of the Purchase Price. Seller's failure to serve a Seller’s Exception Response within the three (3) business day period set forth above with respect to any matter referenced in Purchaser’s Exception Notice shall constitute Seller's election not to cure such matter, subject to Seller’s mandatory obligation to cure the Removable Liens. Seller shall have until the Closing Date (as hereinafter defined) within which to correct all defects, exceptions or other matters that it is required, or elects, to cure. As to title defects arising after the effective date of the issuance of the Title Commitment and survey defects arising after the date of the Updated Survey, Buyer shall be entitled to object thereto within five (5) days after becoming aware of such defect, but no later than the Closing Date, and Seller shall have a reasonable time, not to exceed five (5)

days, to elect the options set forth above upon the same conditions set forth above, and the Closing Date shall be extended to the extent necessary, not to exceed ten (10) days, to provide said additional time period. If Seller provides Purchaser with a Seller’s Exception Response, all matters and defects which Seller agrees to cure shall constitute a covenant by Seller to cure such matters and defects.
2.05.    In the event Purchaser shall expressly waive in writing its objections to any Unpermitted Exceptions, the term “Permitted Exceptions” as used herein in connection with the status of title to be conveyed to Purchaser shall mean and include all exceptions designated by Purchaser as Permitted Exceptions pursuant to Section 2.03(c) hereof, as well as any Unpermitted Exceptions as to which Purchaser has so waived its objections.
2.06.    During the Due Diligence Period, Purchaser may designate any or all of the Service Contracts that it desires to be terminated at Closing (the “Rejected Contracts”), and Seller shall send cancellation notices with respect to the Rejected Contracts not later than Closing so long as the Rejected Contracts are terminable by their terms upon thirty (30) days or less notice and without the payment of any termination charge or penalty; failing which, Buyer shall be obligated to assume such Rejected Contracts at Closing. Seller shall be solely responsible for the payment of any and all wages, salaries, vacation and/or sick leave compensation, pension or profit sharing benefits and other benefits or compensation inuring to the benefit of any and all employees of Seller, any affiliate or agent, employed at the Property through the Closing Date, and all such employees shall, at Seller’s cost and expense, be terminated or otherwise employed by Seller effective as of the Closing Date. At any time after the date hereof, Purchaser may offer employment, effective immediately after Closing, to any of the employees of the Property, except for those employees listed on Exhibit 2.06. Notwithstanding any language to the contrary in this Agreement, Seller shall terminate, at Seller’s sole cost and expense, any management contract or agreement with regard to the Property, at (or prior to) the Closing. In addition to the foregoing, Seller shall pay any and all termination fees and penalties, if any, associated with the termination of any management contract or agreement.
3.    Closing.
3.01.    The closing of the purchase transactions contemplated by this Agreement (the “Closing”), shall occur on or before the date(the “Closing Date”) that is thirty (30) days after the expiration of the Due Diligence Period, unless otherwise agreed to in writing by the parties. The Closing shall be held at the offices of the Escrow Agent or at such other location as the parties may agree. Neither party shall be required to be physically present at the Closing as long as all documents, funds, and other items required to be delivered by such party are timely delivered to the Escrow Agent.
It is a condition to Purchaser’s obligations to proceed to Closing that, as of the Closing Date: (a) all of Seller’s representations and warranties hereunder are true and correct as if made on and as of the Closing Date; (b) Seller has performed all of its covenants hereunder, including, but not limited to those matters and defects that Seller has obligated itself to cure pursuant to Section 2.03; (c) the Property is delivered to Purchaser at Closing free and clear of any occupants or rights to possession other than pursuant to the Leases (as defined in Section 4.01(g)), the Permitted Exceptions and any leases entered into pursuant to Section 7.02 below; (d) Seller has delivered all documents and made all other deliveries required in this Agreement; (e) the Title Insurance Company has irrevocably committed (subject to payment therefor) to issue an ALTA Extended Coverage Owner's Policy of Title Insurance for each of Lenox Village Town Center, Regent Building, and LV III (collectively, the "Title Policy") with liability in an aggregate amount equal to the Purchase Price, as allocated among Lenox Village Town Center, Regent Building, and LV III in amounts determined by Purchaser; (f) Seller shall not be in material breach of any of its obligations, covenants or representations under this Agreement; (g) Purchaser shall receive and be entitled at Closing to the benefit of all Permits required for occupancy and operation of the Property; (h) Seller shall deliver, at its cost, pretreatment certificates and an inspection report, dated no earlier than fifteen (15) days prior to Closing, showing no damage or infestation by termites or other wood destroying insects, in each case issued by a licensed extermination company; (i) the Property shall be a minimum of ninety percent (90%) physically occupied by Tenants under Leases; (j) the Improvements shall be at Closing in substantially the same condition as on the Effective Date except for normal wear and tear and such damage from casualty or condemnation that is waived or accepted under Article 11 hereof; and (k) there shall exist no actions, suits, arbitrations, claims, attachments or proceedings against the Property filed by third parties, and there shall exist no actions, suits, arbitrations, claims, attachments or proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or reorganization pending against Seller by third parties (or filed by Seller) that would seek to enjoin the consummation of this Agreement or that would materially and adversely affect the Seller’s ability to perform its obligations under this Agreement. If any condition to Purchaser’s obligations hereunder is not fulfilled, then Purchaser shall have no obligation to proceed to Closing, but may do so at its option. Except where Purchaser is in material default of this Agreement, the failure of one of more of the conditions precedent in this Section 3.01 shall allow the Purchaser to terminate this Agreement and receive a return of its Deposit. Thus, if a condition precedent is not fulfilled and Purchaser elects not to proceed to Closing, Purchaser may notify Seller in writing that it elects to terminate this Agreement. Upon such termination, the Escrow Agent shall return the Deposit to Purchaser without limiting Purchaser’s rights in respect of any default by Seller pursuant to Section 12.02 hereof. Purchaser acknowledges that if any of the representations and warranties made by Seller hereunder as of the date hereof are not true and complete in all material respects as if made on and as of the Closing Date, and Purchaser has specific and actual knowledge of such, Purchaser’s sole remedy shall be either to waive the condition described in clause (a) above with respect to such representation and warranty (in which event such representation and warranty shall be deemed amended to reflect the actual state of facts of which Seller has actual knowledge) or terminate this Agreement and receive a return of the Deposit.
3.02    Seller shall use commercially reasonable efforts to deliver to Purchaser a duly executed Tenant Estoppel Certificate (as hereinafter defined) from all Tenants (the “Retail/Office Tenants”) under commercial retail and office leases at Lenox Village Town Center and the Regent Building (the “Retail/Office Leases”), and guarantor estoppel certificates (the “Guarantor Estoppel Certificates”) from the guarantors of the Retail/Office

Leases, if any, in substantially the form attached hereto and made a part hereof as Exhibit 3.02 or otherwise in a form sufficient for the applicable Retail/Office Tenant to fulfill its obligation to deliver a tenant estoppel certificate under its Retail/Office Lease (the “Tenant Estoppel Certificate”), and dated not more than thirty (30) days prior to the Closing Date. Receipt of Tenant Estoppel Certificates from all Retail/Office Tenants shall be a condition to Purchaser's obligation to close the transactions contemplated hereby. In the event that Purchaser’s lender, if any, requires subordination, non-disturbance and attornment agreements (“SNDAs”) from any Retail/Office Tenant, Seller agrees to cooperate with Purchaser in requesting SNDAs from any such Retail/Office Tenant in the form required by Purchaser’s lender. If Seller is unsuccessful in obtaining Tenant Estoppel Certificates from all Retail/Office Tenants as set forth above, or if the Tenant Estoppel Certificates from such Retail/Office Tenants contains or discloses information which is materially different (and less favorable to the landlord) as to the status or terms of such Retail/Office Leases from the applicable information set forth in the Rent Roll, then, in any such event, Purchaser’s sole option shall be to either (a) waive the delivery of the Tenant Estoppel Certificates from any such Retail/Office Tenant and proceed with the Closing, without any abatement or other adjustment in the Purchase Price, or (b) terminate this Agreement, in which event the Deposit shall be refunded by Escrow Agent to Purchaser without any further consent required from Seller and neither party shall have any further rights, obligations or liabilities hereunder except for those provisions that survive the termination of this Agreement. Such election shall be made on or before the Closing Date, and if Purchaser fails to make such an election by such time, Purchaser shall be deemed to have elected to terminate this Agreement as provided in clause (b) of this Section 3.02.

3.03    It is a condition to Seller’s obligations to proceed to Closing that, as of the Closing Date (a) all of Purchaser’s representations and warranties hereunder are true and correct as if made on and as of the Closing Date, (b) Purchaser has performed all of its covenants hereunder, (c) Purchaser has delivered all documents and made all other deliveries required in this Agreement, and (d) all other conditions to Seller’s obligations to proceed to Closing which are set forth in this Agreement are satisfied. If any condition to Seller’s obligations hereunder is not fulfilled, Seller shall have no obligation to proceed to Closing, but may do so at its option. If a condition precedent is not fulfilled and Seller elects not to proceed to Closing, Seller may terminate this Agreement without limiting Seller’s rights or remedies in respect of any default by Purchaser pursuant to Section 12.01 hereof.
4.    Representations and Warranties of Seller.
4.01.    Seller represents, warrants and covenants to Purchaser and its successors and assigns that:
(b)    Seller is a Tennessee limited liability company duly organized and validly existing under the laws of the State of Tennessee, and is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized.

(c)    Seller has the legal right, power and authority to enter into this Agreement and the documents contemplated hereby and perform all of its obligations hereunder and thereunder, and the execution and delivery of this Agreement and the documents contemplated hereby by Seller and the performance by Seller of its obligations hereunder and thereunder (i) have been duly authorized by all requisite action and (ii) shall not conflict with, or result in a breach or violation of or default under, or be modified, restricted or precluded by (iii) any of the terms, conditions and provisions of the governing documents of Seller, (iv) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise given to Seller, (v) any agreement or instrument to which Seller is a party or by which Seller is bound, or to which Seller or any portion of Seller’s property is subject, or (vi) any law, rule or regulation.
(d)    Seller has not (i) made a general assignment for the benefit of its creditors, (ii) instituted any proceeding to be adjudicated bankrupt or insolvent or consented to the institution of bankruptcy or insolvency proceedings against it, (iii) filed a petition, answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy law or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or of any part of its property, (iv) admitted in writing its inability to pay its debts generally as they become due, or (v) taken any action in furtherance of any of the foregoing.
(e)    Seller is the fee simple and condominium owner of the Real Property, and owns marketable tile to the Real Property and Improvements, subject to the matters disclosed by the Title Commitment. No person (including, without limitation, any tenant) has any option to purchase or first refusal rights with respect to the Real Property or any part thereof.
(f)    Seller is the owner of good title to the Personal Property, free from all security interests, liens and encumbrances.
(g)    Except as may be provided under any management agreement affecting the Property, Seller has not entered into any brokerage, finder or other agency agreement providing for the payment of fees to third parties for obtaining tenants. All Leases have been prepared and executed in the form of lease attached as Exhibit 4.01(f) (the “Form Lease”) with only non-material changes thereto. All Leases have, and all leases entered into by Seller after the date hereof will be within “fair market rates” and conform to, and be in compliance with all applicable Legal Requirements (as defined below). Seller has made, or will during the Due Diligence Period make, available to Purchaser at the Property true and complete copies of all Leases and all lease files pertaining thereto.
(h)    Attached hereto as Exhibit 4.01(g)(1) is a rent roll (the "Rent Roll") in respect of all leases that have been signed and delivered and are in effect as of the date stated thereon in respect of the Real Property (the "Leases"). The Rent Roll sets forth the date of each Lease, its termination date, the deposits and the monthly rent currently payable thereunder, and is true, correct and complete in all material respects as of the date stated thereon. No tenant has been given free rent which has not accrued prior to the date hereof, any remaining concession in the payment of rent or any abatement in the payment of rent, except as set forth on the separate concession report attached to the Rent Roll. To the Seller’s knowledge the Rent Roll is accurate and complete in all material respects.
(i)    There is no litigation, arbitration, or administrative proceeding pending nor, to the knowledge of Seller, threatened with respect to Seller and affecting the Property, the Property or this Agreement, except as set forth in Exhibit 4.01(h).
(j)        Except as set forth in Exhibit 4.01(i), to Seller’s knowledge, there are no agreements with or in favor of any municipal, county, state and Federal governments, agencies, authorities, courts and officers having jurisdiction of the Property (“Governmental Authorities”) and no conditions have been imposed by any Governmental Authority (other than compliance with laws of general application) in connection with the development of the Real Property and its compliance with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities applicable to the Property (the “Legal Requirements”). To Seller’s knowledge, the Improvements comply with all Legal Requirements governing or regulating the use, construction and operation thereof and comply with or any term or provision of any insurance policy covering or applicable to the Property and all Permitted Encumbrances. Seller has not received any notice of or otherwise has no knowledge of any violation of any Legal Requirement or any term or provision of any insurance policy covering or applicable to the Property.
(k)    Seller has provided Purchaser with true, accurate and complete copies of all environmental reports related to the Property commissioned by Seller or otherwise in Seller’s possession or control as part of the Property Materials. Except as may be disclosed in said environmental reports provided by Seller to Purchaser, Seller has no knowledge of any Hazardous Material being generated or stored on or otherwise being located in, on, under or about the Property, except for materials which are typically and customarily used for the operation or maintenance of Properties similar to the Property and which are used and disposed of in accordance with all applicable laws. To Seller's knowledge there are no wells (whether in use or shut down) or underground storage tanks on the Real Property nor, is there lead in the drinking water in the Improvements in amounts exceeding current Legal Requirements or guidelines of Governmental Authorities. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property. The term "Environmental Laws" means all federal, state and local laws, ordinances, rules, regulations, standards, orders, zoning conditions and other governmental requirements which relate to the environment, health and safety and regulate Hazardous Materials, are in effect as of the date hereof and which are applicable to the Property. "Hazardous Materials" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (452 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any other Environmental Laws, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), or radon gas, urea formaldehyde, asbestos or lead.
(l)        To Seller’s knowledge, there is no condemnation or eminent domain proceeding affecting the Property now pending or threatened. To Seller’s knowledge, there is no special or benefit assessment levied or authorized for levy on the Property on account of any public improvement in the vicinity and to Seller’s knowledge no such public improvement has been commenced or authorized by any Governmental Authority that could result in any special or benefit assessment on the Property.
(m)    The financial statements attached hereto as Exhibit 4.01(l) show in material respects all items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Property for the periods indicated. Upon written request by Purchaser during the term of this Agreement, Seller shall provide Purchaser with Seller’s monthly operating statements prepared in the ordinary course of business, each of which shall be true, correct and complete in all material respects.
(n)     The copies of the Service Contracts furnished by Seller to Purchaser as part of the Property Materials are true, correct and complete and, to Seller’s knowledge, there exist no defaults by Seller under any of such Service Contracts. Other than the Service Contracts furnished by Seller to Purchaser as part of the Property Materials, there are no other written service contracts with regard to the Property which are not terminable at-will and without penalty. To the knowledge of the Seller, the Seller is not in material breach of any Service Contract.
(o)     Seller is not a "foreign person" as that term is defined in the I.R.C., Section 1445(F)(3), nor is the sale of the Property subject to any withholding requirements imposed by the Internal Revenue Code, including, but not limited to, Section 1445 thereof.
(p)     Seller shall terminate, at Seller’s sole cost and expense, any management contract with regard to the Property at (or prior to) the Closing. In addition to the foregoing, Seller shall pay any and all termination fees and penalties, if any, associated with the termination of any management contract.
(q)     To Seller’s knowledge, the mortgage/deed of trust and other such liens reflected on the Title Commitment are the only lien or security interest securing the payment of borrowed or purchase money encumbering the Property or any part thereof. No event of default has occurred with regard to such documents and no event which, with the giving of notice of the lapse of time, or both, would constitute such event of default now exists.
(r)     To the Seller’s knowledge, the Property is and will be at Closing, operational and in good condition and repair.

4.02.    The representations and warranties of Seller contained in Section 4.01 shall survive the Closing for a period of twelve (12) months from the date thereof (the “Survival Date”), unless written notice containing a description of such breach shall have been given to Seller prior to the Survival Date (in which case the relevant representations, warranties and indemnities shall survive only as to the pending claim(s) until its final resolution). Notwithstanding anything to the contrary contained in this Agreement, Seller’s total liability to Purchaser on account of all claims for breaches of any representation or warranty of Seller under Section 4.01 shall be limited to Five Hundred Thousand and No/100 Dollars ($500,000.00).
4.03.    When used in this Agreement, the term “to Seller’s knowledge” means and is limited to the actual (and not imputed, implied or constructive) current knowledge of David C. McGowan, Jr. and the onsite Property manager; provided, however, neither David C. McGowan, Jr. nor any other officer or employee of Seller shall have any personal liability to Purchaser whatsoever under the term of or in respect of this Agreement.

4.04. During the period from and after the expiration of the Due Diligence Period and prior to Closing, as and to the extent that Purchaser receives (or Seller receives and delivers to Purchaser) any written Disclosures, as defined in Section 4.05 below, with respect to matters addressed in Section 4.01 which specifically and clearly contains information or facts that are inconsistent with or different from the representations and warranties made in Section 4.01 above and/or the certification made in the updated Rent Roll, and the Closing occurs, then the representations and warranties in Section 4.01 and/or the certification made in the updated Rent Roll will be deemed to be modified and/or superseded by such other written documentation (and, in such event, Seller will no longer have any liability hereunder with respect to the portion of the representation and warranty and/or certification superseded herein, as applicable). Notwithstanding any language to the contrary in this Section 4.04, if prior to Closing David C. McGowan, Jr. has actual knowledge that a representation and warranty made in Section 4.01 or a Seller certification is materially incorrect, and Seller does not promptly (prior to Closing) inform Purchaser of such incorrectness in wiring, then the first sentence of this Section 4.04 shall not be given any legal effect.

4.05. AS-IS CONDITION.     ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS", “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS OR EMPLOYEES CONCERNING THE CONDITION (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION) OF THE PROPERTY ARE NOT TO BE

CONSIDERED REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR EXCEPT FOR WARRANTIES OF TITLE IN THE DEEDS AND THE BILL OF SALE. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, PURCHASER MUST NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER MUST RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR EXCEPT FOR WARRANTIES OF TITLE IN THE DEEDS AND THE BILL OF SALE, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO (I) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, AND ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY, AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL, INCOME POTENTIAL, OR INCOME OR OPERATING EXPENSES OF THE PROPERTY, (V) THE PROPERTY'S VALUE, USE, HABITABILITY, OR MERCHANTABILITY, (VI) THE FITNESS, SUITABILITY, OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR USE OR PURPOSE, (VII) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF THE PROPERTY, (VIII) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ALL APPLICABLE CODES, LAWS, RULES, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, JUDGMENTS, ORDERS, DIRECTIVES, DECISIONS, GUIDELINES, CONDITIONS, AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL PERSON OR ENTITY, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, AND ENVIRONMENTAL MATTERS OF ANY KIND OR NATURE WHATSOEVER RELATING TO THE PROPERTY (IX) THE PRESENCE OF HAZARDOUS OR TOXIC MATERIALS ON, UNDER, OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY (INCLUDING WITHOUT LIMITATION THE PRESENCE OR SUSPECTED PRESENCE OF ANY FORM OF MILDEW OR MOLD, INCLUDING THOSE PRODUCING MYCOTOXINS, SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, ASPERGILLUS, PENICILLIUM, AND STACHYBOTRYS (COLLECTIVELY, “MOLD”), (X) ANY LEASES, SERVICE CONTRACTS, GUARANTEES OR WARRANTIES OR OTHER AGREEMENTS AFFECTING THE PROPERTY, (XI) THE ECONOMICS OF THE OPERATION OF THE PROPERTY, (XII) THE FREEDOM OF THE PROPERTY FROM LATENT OR APPARENT VICES OR DEFECTS, (XIII) PEACEABLE POSSESSION OF THE PROPERTY,

(XIV) COMPLIANCE WITH ADA, AND (XV) ANY OTHER MATTER OR MATTERS OF ANY NATURE OR KIND WHATSOEVER RELATING TO THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”.

THE PROVISIONS OF THIS SECTION 4.05 WILL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.06. NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR EXCEPT FOR WARRANTIES OF TITLE IN THE DEEDS AND THE BILL OF SALE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR (E) ANY WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ASSIGNS (COLLECTIVELY, "SELLER AND ITS AFFILIATES") BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN THE VICINITY OF THE PROPERTY.

THE PROVISIONS OF THIS SECTION 4.06 WILL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

5.    Representations and Warranties of Purchaser.
5.01.    Purchaser hereby represents and warrants to Seller and its successors and assigns as of the date hereof that:
(a)    Purchaser is a Delaware limited partnership duly organized and validly existing under the laws of the State of Delaware, and is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized.
(b)    Purchaser has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder (i) have been duly authorized by all requisite action (except as otherwise provided for below), and (ii) shall not conflict with, or result in a breach or violation of, or be modified, restricted or precluded by (iii) any of the terms, conditions and provisions of the organizational documents of Purchaser, (iv) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise received by Purchaser, (v) any agreement or instrument to which Purchaser is a party or by which it is bound, or to which it or any portion of its property is subject, or (vi) any law, rule or regulation.
5.02.    The representations and warranties of Purchaser contained in Section 5.01 shall survive the Closing until the Survival Date, unless written notice containing a description of such breach shall have been given to Purchaser prior to the Survival Date (in which case the relevant representations, warranties and indemnities shall survive only as to the pending claim(s) until its final resolution)
5.03. PURCHASER’S DUE DILIGENCE. PURCHASER WARRANTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT), WILL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS,

DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

THE PROVISIONS OF THIS SECTION 5.03 WILL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

6.    Brokerage.
6.01.    Broker and Commission. All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provide for in this Agreement have been conducted by and between Seller and Purchaser without the intervention of any person or other party as agent or broker, except for Vincent Lefler of Jones Lang LaSalle (“Seller’s Broker”). Any fees or real estate commissions due and owing to Seller’s Broker shall be the sole responsibility of Seller, and Seller will pay such fees or commissions, if any, owed to Seller’s Broker pursuant to the terms of a separate agreement with Seller’s Broker. Seller and Purchaser shall and do each hereby indemnify, defend and hold harmless the other from and against the claims, demands, actions and judgments (including reasonable attorney’s fees) of any and all brokers, agents and other persons or entities, other than Seller’s Broker, alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.
6.02.     The terms and provisions of this Article 6 shall survive the Closing or any termination of this Agreement.
7.    Operations.
7.01.    Between the date hereof and the Closing, Seller agrees hereby that it shall operate the Property in the same manner as immediately prior to the date hereof (including all maintenance, landscaping, management, marketing and leasing activities) in the usual, regular and ordinary course of business, and exercising prudent property management practices, and the Property shall remain in the same condition as on the date hereof, except, however, for wear and tear, casualty and condemnation that is waived or accepted under Article 11 hereof. Until the Closing Date, Seller shall maintain insurance on the Property as currently insured.
7.02.    Between the date hereof and the Closing, Seller shall enter into new leases and renewals of existing leases for space within the Property at fair market rates for the area of the Property in the usual, regular, and ordinary course of Seller’s operations with respect to the Property, and with no concessions other than as set forth on Exhibit 7.02 attached hereto and made a part hereof. In addition, all new leases and lease renewals shall be for a term not less than nine (9) months or more than thirteen (13) months. Seller shall not enter into leases that are not in accordance with the foregoing, nor shall Seller amend any Lease, waive any default in any material obligation under any Lease, cancel any Lease or accept the surrender of any Lease (except for default in the payment of rent or in performance of another material obligation), in each case, without Purchaser’s prior written consent.
7.03.    All apartment units located on the Property which have been vacated more than five (5) business days prior to Closing shall be in “rent-ready” (as defined below) condition; provided, however, that if all such vacant apartment units are not in a rent-ready condition at Closing, Buyer shall receive a credit against the Purchase Price of $500.00 for each such unit vacant and not rent-ready; provided further, however, that if any of such vacant apartment units that are not in a rent-ready condition require replacement of carpet, then the $500.00 rent-ready credit shall increase to $1,000.00 for each such unit vacant and not rent-ready. A “rent-ready” unit shall mean a unit that is freshly painted, carpeting that is cleaned or replaced, as necessary, and working appliances and fixtures.
7.04.    Between the date hereof and Closing, Seller shall not incur any obligation (including, without limitation, pursuant to any Service Contract) which will create a liability accruing to Purchaser or the Property after the Closing, except for obligations incurred to satisfy maintenance requirements in the ordinary course of business that are terminable without cause or payment on thirty (30) days notice and which do not create a cumulative liability to Purchaser in excess of Three Thousand and No/100ths Dollars ($3,000.00) or which have been approved in writing by Purchaser.
7.05.    Seller shall not advertise the Property for sale, entertain any offer for the sale of the Property or enter into any contract of sale of the Property or any mortgage affecting the Property or grant any liens or other rights affecting title to the Property.
7.06.    Seller shall not cause or permit the Property to be pledged, offered for sale, sold, hypothecated or encumbered, or otherwise transferred or disposed of nor shall Seller initiate any change on the Real Property with respect to zoning or any other governmental rules or regulations.
7.07    Seller shall make all payments of principal and interest required by its lenders to be made prior to Closing and perform all of the terms and provisions of the loan documents on the part of the mortgagor to be performed.

7.08    Seller shall keep the Property insured against loss or damage (including rental loss) by fire and all risks covered by an extended coverage endorsement on a replacement cost basis.

7.09    Seller shall perform the landlord's obligations to the tenants of the Property and reasonably enforce the obligations of the tenants under their Leases in accordance with the terms of those Leases.

7.10    Seller shall maintain the Property and make any necessary repairs or replacements to the Property required to keep the Property in good condition and repair, ordinary wear and tear excepted. Seller will not make any material alterations to the Property or remove any of the fixtures without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.11    Seller shall pay all costs incurred or arising from the operation and maintenance of the Property prior to Closing.

7.12    Except as provided otherwise in this Agreement, Seller shall operate the Property in the ordinary course of business as Seller has previously and customarily operated the Property. Seller shall not modify any of the Service Contracts or enter into new service contracts without first obtaining the written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

8.    Closing Adjustments; Transfer of Tenant Deposits.
8.01.    The following items in respect of the Property shall be apportioned at Closing in an equitable manner as of 11:59 p.m. Central Standard Time on the day prior to the Closing Date (the “Adjustment Date”) so that the income and expense items with respect to the period up to and including the Adjustment Date will be for Seller’s account and the income and expense items with respect to the period after the Adjustment Date will be for Purchaser’s account:
(a)    Rents as and when collected. If at the time of the Adjustment Date there are fixed rents and other periodic charges, including without limitation any pet rents or other recurring rents and fees (collectively, “Rent”) owed by tenants that have not been collected by Seller and are applicable to any period of time prior to the Adjustment Date, Seller shall deliver to Purchaser a schedule of such uncollected Rents (to the extent then ascertainable), and Purchaser agrees that such Rents, if and when collected, shall be paid by Purchaser to Seller, subject to the following sentence. Rents collected after the Adjustment Date from a tenant who had been in arrears on the Adjustment Date shall be deemed first to be payment of amounts from such tenant in respect of periods subsequent to the Adjustment Date, then to be payments of amounts, if any, due from such tenant in respect of the month in which the Adjustment Date falls, and any balance shall be deemed to be payment of amounts, if any, due from such tenant for months prior to the month in which the Adjustment Date falls. Purchaser shall use commercially reasonable efforts to collect Rent arrearages due Seller from tenants, except Purchaser shall not be required to begin litigation or evict any tenant. Purchaser and Seller agree to promptly deliver to the other the portion of any Rents collected by such party to which the other is entitled pursuant to this Section. At the Closing, Purchaser shall receive a credit against the Purchase Price in the amount of all prepaid rents and refundable Tenant Deposits (as opposed to processing, application, or other nonrefundable fees) made under the leases (to the extent transferred to Purchaser at Closing). Purchaser shall receive a credit at Closing for any unpaid brokerage commissions or leasing expenses relating to the Leases and the leases entered into by Seller after the date hereof.
(b)    Real and personal property shall be prorated using a calendar tax year beginning January 1 and ending December 31. All real and personal property taxes and other taxes imposed on the owner of the Property, as owner, and not paid by others. If the Closing shall occur before the taxes are fixed for the current tax year, the apportionment of such taxes shall be tentatively made on the basis of the best available information on the current assessment and tax rate and shall be finally adjusted (and any necessary payments shall be made) at such time as the tax bill shall be issued. If after the Closing there shall be a retroactive increase in the assessment of the Property and a corresponding increase in the real or personal property taxes imposed on the owner of the Property: (i) if such increase (other than an increase arising solely from the sale of the Property to Purchaser) shall relate to the tax year in which the Closing occurred, then such increase shall be prorated by Seller and Purchaser on a per diem basis based on their respective periods of ownership during the period such increase is effective, (ii) if such increase shall relate to any tax year subsequent to the tax year which the Closing occurred, such increase shall be the obligation of Purchaser, and (iii) if such increase shall relate to any tax year prior to the tax year in which the Closing occurred, such increase shall be the obligation of Seller.
(c)    Utility charges, payable by the owner of the Property, including water and sewer charges, except that where practicable, utility readings shall be taken on the day prior to the Closing, and Seller shall bear the charges for utility services based on such reading and Purchaser shall bear charges for all such utility services thereafter.
(d)    Income from and charges under the Service Contracts not terminated at Closing and any transferable permits and licenses necessary for the operation of the Property. Purchaser shall receive a credit at Closing for the unamortized portion of any advance payment, bonus, credit, fee or other consideration incurred or paid by any contractor in connection with any Service Contract surviving the Closing, determined on a straight line basis over the term of the Service Contract.
8.02.    In addition to the foregoing specific apportionments, Seller shall receive all other income accrued to and including the Adjustment Date and shall pay all other expenses accrued or incurred in the operation of the Property on or prior to the Adjustment Date and Purchaser shall receive all other income accruing after the Adjustment Date and shall pay all other expenses incurred or accrued in the operation of the Property after the Adjustment Date. If Seller has not paid all tenants' allowances at Closing, Seller shall pay over all of those amounts to the tenants or deposit them with Purchaser. Any item of income or expense which should be apportioned and which is not or cannot be apportioned at Closing shall be duly apportioned as soon as determined.
8.03.     Purchaser shall pay (a) all transfer taxes on the transfer of the Property and Purchaser’s taking title to the Property, (b) all recording costs and taxes incurred in connection therewith, (c) the cost of any endorsements to the Title Policy required by Purchaser and (d) the cost for the Updated Survey. Seller shall pay (a) the premium for the Title Policy, including, without limitation, the cost of the Title Commitment and any title search or cancellation fee associated therewith, (b) the cost of preparation of the Special Warranty Deed, and (c) the cost of a release of any liens upon the Property. Purchaser and Seller will share equally the reasonable closing fees charged by the Escrow Agent. Seller shall pay its own attorneys’ fees, and Purchaser shall pay its own attorneys’ fees. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same. The costs described in this Section 8.03 shall be referred to in this Agreement as the “Closing Costs.” The provisions of this Section 8.03 shall survive the termination of this Agreement to the extent such Closing Costs are incurred.
8.04.    In the event of any reduction in the assessed valuation of the Real Property for any fiscal year, the net amount of any tax savings, after deduction of expenses and tax service fees shall (a) with respect to fiscal years (for real estate taxes) ending prior to the fiscal year in which the Closing Date shall occur, be payable to Seller, (b) with respect to the fiscal year (for real estate taxes) in which the Closing Date shall occur, be adjusted between Seller and Purchaser as of the Closing Date so that the amount of such savings with respect to the period up to (and including) the Adjustment Date shall be payable to Seller and the remaining amount shall be payable to Purchaser and (c) with respect to all fiscal years after the fiscal year in which the Closing Date shall occur, be payable to Purchaser. Notwithstanding the foregoing, Purchaser shall not adjust or settle any such protest or proceeding with respect to such fiscal years ending prior to the tax year in which the Closing Date shall occur without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any such protest or proceeding which relates in whole or in part to any period after the Closing Date shall be prosecuted by Purchaser. Any such protest or proceeding which relates in whole or in part to periods prior to the Closing Date may be prosecuted by Seller provided any settlement of the same shall be subject to the consent of Purchaser, which consent shall not be unreasonably withheld. Purchaser and Seller shall in good faith jointly prosecute such protest or proceeding which relates in whole or in part to the tax year which includes the Closing Date.
8.05.    At the Closing, the above-referenced items shall be prorated and adjusted as indicated. If final prorations cannot be made at Closing for any item being prorated under this Agreement, including taxes, then Purchaser and Seller agree to allocate such items on a fair and equitable basis at Closing, with final adjustment to be made as soon as reasonably possible after the Closing, but no later than (i) with respect to real estate taxes, 30 days after receipt of the final tax bill for the applicable period, and (ii) in all other cases, December 31, 2015, to the effect that the accrual of income and expense items with respect to the period up to and including the Adjustment Date will be for Seller’s account and the income and expense items with respect to the period after the Adjustment Date will be for Purchaser’s account. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. If any refund of real property taxes is made after the Closing Date for a period prior to the Closing Date, the same shall be applied first to the cost incurred in obtaining same; the balance, if any, shall be paid to Seller (for the period prior to the Closing

Date) and to Purchaser (for the period commencing with the Closing Date). Seller shall pay over to Purchaser any amounts received by it following the Closing in respect of the Property to which Purchaser is entitled not more than thirty (30) days from the date received.
8.06.    All Tenant Deposits held by Seller pursuant to the terms of the Leases and the leases entered into by Seller after the date hereof shall, together with accrued interest thereon, if any, be transferred to Purchaser on the Closing Date, or Purchaser shall receive a credit in such amount against the Purchase Price, and thereafter Purchaser shall indemnify Seller from and against any and all claims, by tenants, their successors and assigns for such Tenant Deposits and interest thereon, but only to the extent so transferred to Purchaser.
8.07.    The provisions of this Article 8 shall survive the Closing.
9.    Closing Documents.
9.01.    Seller shall deliver, or cause to be delivered, to Purchaser on the Closing Date:
(a)    special warranty deeds for the Property comprised of Lenox Village Town Center, Regent Building, and LV III in the form of Exhibit 9.01(a) (collectively, the “Deed”), duly executed by Seller and otherwise in form suitable for recording conveying unto Purchaser Seller’s right, title and interest in the Real Property;
(b)    a bill of sale in the form of Exhibit 9.01(b) (the “Bill of Sale”) duly executed by Seller, transferring to Purchaser the Personal Property listed on Exhibit 1.01(c) and all of Seller’s interest in all other items of Personal Property all of which shall be conveyed free and clear of all liens;
(c)    an assignment and assumption of leases in the form of Exhibit 9.01(c) duly executed by Seller, assigning to Purchaser all of Seller’s interest in the Leases and the leases entered into by Seller after the date hereof in accordance with Section 7.02 (the “Assignment and Assumption of Leases”);
(d)    an assignment and assumption of contracts in the form of Exhibit 9.01(d) duly executed by Seller, assigning to Purchaser all of Seller’s interest in the Service Contracts (except for any Rejected Contracts) and all assignable licenses, intangibles and warranties relating to the Property (the “Assignment and Assumption of Contracts”);
(e)    a letter in the form of Exhibit 9.01(e), signed by Seller, advising the Tenants of the transfer of ownership to Purchaser;
(f)    a non‑foreign status certification duly executed by Seller, certifying that Seller is not a “foreign person”, pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended (“Code”);

(g)    an American Land Title Association extended coverage statement/affidavit regarding title, mechanics liens and such other customary matters along with any other documents as may be reasonably requested by the Title Insurance Company;
(h)    a schedule, certified by Seller, of rent arrearages as of the Closing Date, together with an updated certified Rent Roll including a certified schedule of other amounts (in each case separately itemized) due from tenants;
(i)    certified resolutions, incumbency certificates and other evidence reasonably satisfactory to Purchaser’s counsel as to the authority of Seller to consummate the transactions contemplated by this Agreement;
(j)    an assignment of the Tenant Deposits (together with any accrued interest thereon) as contemplated by Section 8.06
(k)    an agreement, duly executed by Seller, substantially in the form of Exhibit 9.01(k), stating that the representations and warranties of Seller made herein are true and correct in all material respects at Closing with the same effect as though such representations and warranties had been made at and as of Closing with such changes as are expressly contemplated hereby and agreeing that all claims, liabilities and causes of action arising from such representations and warranties shall survive the Closing for the periods provided herein for such representations and warranties;
(l)     all keys for the Property in the possession of Seller;
(m)     a closing statement (the “Closing Statement”) signed by Seller, setting forth the prorations and adjustments to be made pursuant to Article 8 above;
(n)    an affidavit or other statement acceptable to Escrow Agent providing the information necessary for the Escrow Agent to file the Form 1099 required by the provisions of Section 6045(e) of the Code;
(o)    to the extent in Seller's possession or control (i) the necessary permits issued by the appropriate Governmental Authorities, (ii) originals of all documents pertaining to tenants of the Property, including, but not by way of limitation, all applications, correspondence and credit reports relating to each such tenant, (iii) executed originals of all leases relating to all or any part of the Property, including but not limited to tenant leases, (iv) executed originals of all Service Contracts to be assigned to Purchaser at Closing, and (v) copies of all licenses, warranties and permits, to be assigned to Purchaser at Closing (delivery of the items referred to in this clause (o) may be effectuated by delivery of such items to the Property); and any necessary local governmental transfer tax forms or returns.

(p)     Any documents and instruments appropriate for Seller to effect any cure of any defect which it has agreed to under Section 2.04, above.

(q)     Documentation proving the any management agreement with regard to the Property has been terminated at or prior to Closing.
(r)     “Form” letter to service providers in a form reasonably satisfactory to Seller and Purchaser giving notice of the sale of the Property; and
(s)    any other documents required by the Escrow Agent and/or Title Insurance Company to close the transaction.

9.02.    Purchaser shall deliver, or cause to be delivered to Seller on the Closing Date:
(a)    the balance of the Purchase Price due pursuant to Section 1.02(a) & (b), in immediately available funds by Federal Reserve Bank wire transfer to such account(s) and bank(s) as Seller shall designate in writing;
(b)    the Assignment and Assumption of Leases duly executed by Purchaser;
(c)    the Assignment and Assumption of Contracts duly executed by Purchaser;
(d)    the Closing Statement signed by Purchaser;
(e)    any necessary local governmental transfer tax forms or returns; and
(f)    any other documents required by the Escrow Agent and/or Title Insurance Company to close the transaction.

10.    Notices. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered either by (a) certified mail, return receipt requested, in which case notice shall be deemed received three (3) business days after deposit, postage prepaid in the U.S. mail, (b) a reputable messenger service or a nationally recognized overnight courier, in which case notice shall be deemed received one (1) business day after deposit with such messenger or courier, (c) PDF via electronic transmission, (d) facsimile or other telecopy transmission (followed with “hard copy” sent by a nationally recognized overnight courier or mail as aforesaid), in which case notice shall be deemed received when the facsimile or other telecopy transmission is received or (e) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed received upon delivery. Notices shall be deemed given or sent upon deposit in the U.S. mail in the case of clause (a) above, or upon deposit with a reputable messenger or courier in the case of clause (b) above. Notices shall be deemed given or sent upon transmission of PDF via electronic transmission in the case of clause (c) above. Notices shall be deemed given or sent upon receipt of electronic confirmation in the case of clause (d) above, or upon receipt in the case of clause (e). All such notices shall be addressed as follows:

If to Escrow Agent:	Chicago Title Insurance Company Attn.:Yale Riley 6840 Carothers Parkway, Suite 200 Franklin, Tennessee 37067 Telefax No.: (615) 224-7445 Telephone No.: (615) 224-7400 ext. 7444 E-mail: yale.riley@ctt.com
If to Seller:	c/o Regent Homes Attn.: David C. McGowan, Jr.
6901 Lenox Village Drive, Suite 107 Nashville, Tennessee 37211 Telefax No.: (615) 332-3366 Telephone No.: (615) 333-9000 E-mail: david@regenthomes-tn.com
With a copy to:

Ortale, Kelley, Herbert & Crawford
330 Commerce Street, Suite 110
Nashville, Tennessee 37201
Attn: Richard Sebastian, Esq.
Telefax No.: (615) 726-1494
Telephone No.: (615) 780-7475
E-mail: rsebastian@ortalekelley.com

If to Purchaser:

Preferred Apartment Communities Operating Partnership, L.P.
c/o Preferred Apartment Communities, Inc.
3284 Northside Parkway
Suite 150
   Atlanta, Georgia 30327
   Attention: Jeffrey R. Sprain
Telephone No.: (770) 818-4108
E-mail: jsprain@pacapts.com

With a copy to: With a copy to:

Preferred Apartment Communities Operating Partnership, L.P.
c/o Preferred Apartment Communities, Inc.
3284 Northside Parkway
Suite 150
   Atlanta, Georgia 30327
Telephone No.: (770) 818-4124
E-mail: jsherman@pacapts.com

Capital Law & Advisory Partners, LLC
1000 Parkwood Circle
Suite 810
Atlanta, Georgia 30339
Attention: Stephen F. White
Telephone No.: (404) 212-2232
E-mail: swhite@caplawpartners.com

The foregoing addresses may be changed by written notice to the other party as provided herein. Counsel for any party may give notices to the other party with the same effect as if given by the party. A copy of any notice that is sent to the Escrow Agent by either party shall also be sent by such party to the other party.
11.    Damage to Property; Taking.
11.01.    If, prior to the Closing, the Property or any part thereof is damaged by casualty or is taken or is the subject of a notice of taking by eminent domain then Seller shall promptly notify Purchaser and, in the case of a casualty, the parties shall cooperate to assess and evaluate the damage or taking.
11.02.    If, prior to the Closing, the Property or any part thereof is damaged by casualty for which the parties agree or in the professional judgment of a licensed non-biased engineer in the City of Nashville, Tennessee, promptly selected by Seller (“Engineer”) (i) the cost of repair does not exceed, in the aggregate, Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00), and (ii) the time necessary to restore the Property back to its prior condition is less than ninety (90) days from the date of the casualty, the Closing shall proceed without regard to such damage and Seller shall assign to Purchaser all insurance proceeds, and claims of Seller thereto, attributable to the Property arising from the casualty, together with the proceeds of any rent loss insurance allocable to periods after the Closing Date, and Purchaser shall receive a credit against the Purchase Price equal to the positive difference, if any, of (a) the expected cost of such repair as determined above less (b) the amount of insurance proceeds expected to be realized as a result of such casualty, taking into account deductibles, coinsurance requirements and damage from such casualty the cost of repairing of which is not covered by existing insurance, all as reasonably determined by Purchaser, subject to the reasonable approval of Seller.
11.03.    If the Property or any part thereof (i) is damaged by casualty for which the parties agree or in the professional judgment of the Engineer (a) the cost of repair is in excess of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00) or (b) the time necessary to restore the Property back to its prior condition is ninety (90) days or longer from the date of the casualty, or (ii) is taken or is the subject of a notice of taking by eminent domain, then Purchaser may elect to terminate this Agreement and receive a refund of the Deposit. If Purchaser does not terminate this Agreement pursuant to the preceding sentence, the Closing shall proceed without regard to such damage, taking or notice of taking, as the case may be, and Seller shall assign to Purchaser all insurance proceeds, and claims of Seller thereto, attributable to the Property arising from the casualty, together with the proceeds of any rent loss insurance allocable to periods after the Closing Date, and Purchaser shall receive a credit against the Purchase Price equal to the deductible amount and/or coinsurance amount under the applicable insurance policy, or pay over and assign to Purchaser all awards recovered or recoverable on account of such taking, as the case may be. If Purchaser does not terminate this Agreement pursuant to this Article 11, then Seller shall not compromise, settle, or adjust any claims to such proceeds, or awards, without Purchaser’s prior written consent. If Purchaser terminates this Agreement pursuant to this Article 11, then upon such termination, the Escrow Agent shall return the Deposit to Purchaser, and the parties shall have no further rights or obligations hereunder except as otherwise expressly provided herein.

12.    Remedies
12.01    If all of the conditions to Purchaser’s obligation to consummate the transactions contemplated by this Agreement have been satisfied or waived in writing by Purchaser, and if Purchaser should fail to consummate the transactions contemplated by this Agreement for any reason other than Seller’s default pursuant to Section 12.02 herein, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, then Seller shall give Purchaser written notice of such failure and Purchaser shall then have five (5) business days after receipt of Seller’s notice of such default in which to consummate the transactions contemplated by this Agreement. If Purchaser does not cure such default within said five (5) business days, then Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement and retain the Deposit as liquidated damages. The parties have agreed that Seller's actual damages, in the event of a default by Purchaser as described above, would be extremely difficult or impracticable to determine. THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON AS THE PARTIES' BEST, AND THEY BELIEVE REASONABLE, ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER AS STATED ABOVE.

12.02    If all of the conditions to Seller’s obligation to consummate the transactions contemplated by this Agreement have been satisfied or waived in writing by Seller, and if Seller should fail to consummate the transactions contemplated by this Agreement for any reason other than Purchaser’s default pursuant to Section 12.01 herein, failure of a condition to Seller’s obligation to close, or the exercise by Seller of an express right of termination granted herein, then Purchaser shall give Seller written notice of such failure and Seller shall then have five (5) business days after receipt of Purchaser’s notice of such default in which to consummate the transactions contemplated by this Agreement. If Seller does not cure such default within said five (5) business days, then Purchaser may, at its option, either (a) terminate this Agreement, in which event the Deposit shall be returned to Purchaser by the Escrow Agent and Seller shall reimburse Purchaser for (i) Purchaser’s actual and verifiable out-of-pocket third party costs and expenses paid to unrelated and unaffiliated third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to this Agreement, and Purchaser’s attorneys in connection with negotiation of this Agreement and matters related thereto, in an aggregate amount not to exceed $150,000.00, and (B) Purchaser’s actual and verifiable application or commitment fee, rate lock or other non-refundable fee paid to any prospective lender in an amount not to exceed $1,150,000.00; or (b) pursue an action for specific performance limited to cause Seller to convey the Property to Purchaser (in exchange for payment of the Purchase Price); provided, that, Purchaser must initiate such claim for specific performance no later than sixty (60) days after Purchaser’s written notice of breach.

12.03    The provisions of this Article 12 shall not limit or restrict Purchaser or Seller from seeking to enforce or otherwise seeking damages relating to any provisions of this Agreement which expressly survive the termination of this Agreement, Purchaser’s indemnity of Seller pursuant to Section 2.01 above, or the mutual indemnities set forth in Article 6 above.

13.    Escrow.
13.01.    The Deposit shall be held in escrow by Escrow Agent in an interest bearing account until disbursed as herein provided. Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement. The interest earned on the Deposit shall at Purchaser’s election either be credited against the Purchase Price or paid to Purchaser at Closing. The Deposit shall be held and disbursed by Escrow Agent in the following manner:
(a)    to Seller at the Closing upon consummation of the Closing; or

(b)    to Seller upon receipt by Escrow Agent of written demand therefor stating that Purchaser has failed to consummate the transactions contemplated by this Agreement in accordance with the provisions of Section 12.01 herein; provided, however, that Escrow Agent shall not honor such demand until at least ten (10) days after it has sent a copy of such demand to Purchaser, nor thereafter, if Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of Section 13.02; or
(c)    to Purchaser upon receipt of written demand therefor, stating that either (i) this Agreement has been terminated pursuant to a provision hereof and certifying the basis for such termination and that Purchaser is entitled to the Deposit pursuant to the provisions of this Agreement, or (ii) Seller has failed to consummate the transactions contemplated by this Agreement in accordance with the provisions of Section 12.02 herein or that Purchaser is otherwise entitled to the Deposit under the provisions of this Agreement; provided, however, that after the expiration of the Due Diligence Period, Escrow Agent shall not honor such demand until at least ten (10) days after it has sent a copy of such demand to Seller, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of Section 13.02. If Purchaser elects to terminate this Agreement prior to the expiration of the Due Diligence Period, then Escrow Agent shall pay the entire Deposit to Purchaser as soon as practicable following receipt of the demand therefor from Purchaser, and this Agreement shall thereupon terminate. Notwithstanding anything to the contrary contained herein, no notice from Escrow Agent to Seller shall be required as a condition precedent for or in connection with the release of the entire Deposit to Purchaser by Escrow Agent on or prior to the expiration of the Due Diligence Period and Escrow Agent shall release such funds to Purchaser even if Seller objects thereto but Escrow Agent shall nonetheless promptly notify Seller upon any such release.
13.02.    Except as provided in the last two sentences of Section 13.01(c), upon receipt of written demand for the Deposit by Purchaser or Seller pursuant to clause (b) or (c) of Section 13.01, Escrow Agent shall, within two business days, send a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within the greater of five (5) days or three (3) business days after Escrow Agent delivers a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.
13.03.    Except as provided in the last two sentences of Section 13.01(c), in the event of any dispute between the parties regarding the Deposit, Escrow Agent shall disregard all instructions received and at its option either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of said resolution in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final non-appealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit into a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

13.04.    Except as provided in the last two sentences of Section 13.01(c), in the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall be instructed otherwise in writing signed by both Seller and Purchaser, or by final judgment of a court of competent jurisdiction.
13.05.    Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Article 13 shall be signed by Escrow Agent, Purchaser and Seller.
13.06.    Seller and Purchaser shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel; provided, that the prevailing party in any dispute hereunder shall be entitled to recover such costs from the other party.
13.07.    Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed, or (ii) Escrow Agent shall deposit the Deposit with a court of competent jurisdiction. After such resignation, Escrow Agent shall have no further duties or liability hereunder.
13.08.    Purchaser and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a replacement escrow agent, who shall sign a counterpart of this Agreement. Upon demand of such successor escrow agent, the Deposit shall be turned over and delivered to such successor escrow agent, who shall thereupon be bound by all of the provisions hereof.
13.09.    Seller and Purchaser shall be jointly and severally responsible for the reimbursement to Escrow Agent of all out-of-pocket expenses, disbursements and advances (including reasonable attorneys’ fees) incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder, except to the extent caused by or attributed to the breach, default, gross negligence or willful misconduct of Escrow Agent; provided, that the prevailing party in any dispute hereunder shall be entitled to recover such costs from the other party.

13.10.    Escrow Agent’s agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.
14.    Survival.
14.01    The representations, warranties, covenants, agreements and indemnities contained in this Agreement shall not survive the Closing except to the extent expressly provided herein.

15.    Miscellaneous.
15.01.    No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.
15.02.    This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the parties hereto.
15.03.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and assigns. Purchaser shall not assign its interest in this Agreement without Seller's prior written consent except to an assignee which is an affiliate of Purchaser or which is managed or advised by an affiliate of Purchaser or by persons who are officers of an affiliate of Purchaser. Such assignees shall include, but not be limited to, a corporation, limited liability company, partnership or trust for which an affiliate of Purchaser or a person who is an officer of an affiliate acts as a general partner, a trustee, an asset manager or an investment advisor and a corporation whose shares are owned by any such corporation, partnership or trust. No assignment shall relieve the assignor of any obligations hereunder.
15.04.    All understandings and agreements heretofore had between the parties hereto are merged into this Agreement and the Exhibits hereto, which fully and completely express the parties’ agreement with respect to all matters pertaining to the Property.
15.05.    This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without reference to the choice of law doctrine of such State.
15.06.    Each of the Exhibits attached hereto is hereby incorporated herein and made a part of this Agreement for all purposes.
15.07.    This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and, except as specifically provided in Article 13, no third party is intended to or shall have any rights hereunder.

15.08.    (a)    The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.
(a)    Unless the context otherwise requires, the terms “hereby”, “hereof”, “herein”, “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before the date of this Agreement.
(b)    Unless the context otherwise requires, words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.
(c)    Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.
(d)    An “affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; provided that if a person holds or owns, directly or indirectly, a beneficial interest of 50% or more in such specified person or is an officer, director, general partner, trustee or a family member of such specified person, such person shall be deemed to be an affiliate of such specified person. For the purposes of the foregoing definition, a family member shall include a spouse, a child (natural or adopted), a spouse of any such child, a grandchild, a sister, a brother, a parent, a lineal descendant of any of the foregoing or a trust for the benefit of any of the foregoing. For purposes of this definition, the term “controlling,” “controlled by, “ or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
(e)    The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
15.09.    The parties agree that no beneficiary, trustee, officer, director, shareholder, partner, principal, parent, affiliate or agent of any of the parties hereto shall be held to any personal liability for any obligation of, or claim against such party, and the parties agree to look only to the assets of the other parties for sums payable by, or the performance of any obligation of, such parties, except to the extent permitted by law in connection with any claim based upon the intentional or willful fraud or intentional or willful misconduct, or the intentional or willful misapplication of funds or any other misapplication which constitutes direct conversion of such funds by such party or any affiliates of such party.

15.10.    For purposes of this Agreement “business day” shall mean any day on which commercial banks in Tennessee and New York are generally open for business, other than a Saturday, Sunday, or national holiday.
15.11.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.
15.12.    If any act required by the Agreement is required hereunder to be taken on a Saturday, Sunday or legal holiday in the State of Tennessee, then the time period for taking or performing such action shall be extended until the next day that is not a Saturday, Sunday or legal holiday in the State of Tennessee.
15.13.    If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision that is similar in terms to such provision as is possible to be legal, valid and enforceable.
15.14.    TO THE EXTENT PERMITTED BY APPLICABLE LAW, SELLER AND PURCHASER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND PURCHASER ENTERING INTO THE SUBJECT TRANSACTION.

15.15. Seller and Purchaser hereby covenant and agree that, at all times between the Effective Date and the Closing Date, unless consented to in writing by the other party, no press or other public disclosure concerning this transaction shall be made, and each party agrees to use its good faith, commercially reasonable efforts to prevent disclosure of this transaction and information obtained in connection herewith, other than (a) only to the extent necessary, to consultants, contractors, agents, accountants, attorneys, employees, tenants, potential tenants, governmental agencies and affiliates of the parties who are involved in the ordinary course of business with this transaction and prospective investors and lenders, all of which shall be instructed to comply with the nondisclosure provisions hereof; (b) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; and (c) in any filings with governmental authorities required by reason of the transactions provided for herein, including, without limitation, the United States Securities and Exchange Commission or as required by any rule or regulation of the New York Stock Exchange. Purchaser hereby covenants and agrees that, at all times after the date of execution hereof and after Closing, unless consented to in writing by Seller, Purchaser shall keep in strict confidence, and shall not disclose, the contents of, or Purchaser’s analysis of the contents of, any documentation made available to Purchaser by Seller or any of Seller’s agents in connection with this transaction, and the content of any appraisal, engineering, environmental or other third party report prepared on behalf of Purchaser, subject to the qualifications set forth in subsections (a), (b) and (c) in the preceding sentence. Nothing herein shall apply to any information that is in the public domain other than as a result of a breach of this section. The provisions of this Section 15.15 shall survive the execution and delivery of the closing documents and shall not be merged therein.

15.16.    If for any reason Purchaser does not consummate the Closing (except for a Seller default as described in Section 12.01 herein), Purchaser shall provide copies to Seller, at Seller’s request, of any and all studies, reports, surveys, and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser, its employees and agents.

15.17. Notwithstanding anything to the contrary set forth in this Agreement, any and all files at the Property that relate to tenants who have vacated their units at the Property and with whom there exists a dispute or a set of facts that could lead to a dispute between Seller and such tenant regarding the payment of sums due and owing to Seller (collectively, “Former Tenant Lease Files”), together with any and all rights, causes of action and/or claims relating thereto will not be transferred or assigned to Purchaser at Closing but will remain the property of Seller. Any and all such Former Tenant Lease Files may be removed from the Property by Seller on or before the Closing Date.

15.18.    This Agreement shall be construed in accordance with the laws of the State of Tennessee. The parties hereby agree that any claims, causes of action, suits, or disputes with respect to this Agreement shall be brought in any state court sitting in Davidson County, Tennessee or the United States District Court for the Middle District of Tennessee.
15.19    Seller hereby acknowledges and agrees that Purchaser has informed Seller that Purchaser will be required to terminate this Agreement prior to the end of the Due Diligence Period unless the Committee of the Board of Purchaser approves the terms of this Agreement prior to the expiration of said Due Diligence Period.

15.20     Neither party shall not make any public announcement or disclosure of any information related to this Agreement to third parties before the Closing, without the prior written specific consent of the other party; provided, however, that (a) either may make disclosure of this Agreement to third parties and their own employees who have reasonable need to know such information; and (b) either party may make disclosures as required by law, rule, or regulation, including, but not limited to, any imposed by the United States Securities and Exchange Commission Notwithstanding the foregoing, Purchaser shall have the right after the expiration of the Due Diligence Period, following advance written notice to Seller, to release a press notice containing only such information as Purchaser is required to include in its filing of Form 8-K with the United States Securities and Exchange Commission reporting the entry of a “Material Definitive Agreement.” .

15.21    Either party may consummate the sale of the Property as part of a so-called like-kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended, provided that: all costs, fees, and expenses attendant to the Exchange shall be the sole responsibility of the relevant exchanging party; the consummation or accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the relevant exchanging party’s obligations and covenants under this Agreement; and Purchaser shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating the Exchange. Each party agrees to reasonably cooperate with the exchanging party, and take such actions as may be reasonably requested by the exchanging party, to effect the Exchange.

15.22    Seller hereby agrees to reasonably cooperate (at no third party cost to Seller) with Purchaser during the term of this Agreement and subsequent to Closing in the preparation by Purchaser and its advisors, at Purchaser’s sole cost and expense, of audited financial statements of the Property for the most recent completed fiscal year of Seller and the current fiscal year-to-date that comply with Form 8-K filing requirements and Rule 3-14 of Regulation S-X, both as promulgated by the United States Securities and Exchange Commission, including current and historical operating statements and information regarding the Property. The provisions of this Section 15.22 hereof shall survive the Closing until such time as all filing requirements of Purchaser regarding Purchaser’s acquisition of the Property have been satisfied.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.
SELLER:                LENOX VILLAGE PROPERTIES, LLC, a                                 Tennessee limited liability company
By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

LENOX VILLAGE LIFESTYLE CENTER, LLC, a             Tennessee limited liability company
By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

LENOX VILLAGE LIFESTYLE CENTER III,                 LLC, a Tennessee limited liability company
By:/s/ David C McGowan_____________

Name: _ David C McGowan___________

Title: _Chief Manager_________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PURCHASER:	PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:    Preferred Apartment Advisors, LLC,     a Delaware limited liability company,     its Agent

By: __/s/ Jeffrey R/ Sprain_____________
Jeffrey R. Sprain
General Counsel and Secretary

ACKNOWLEDGED AND AGREED TO BY ESCROW AGENT FOR THE PURPOSES OF ARTICLE 13 HEREOF:
CHICAGO TITLE INSURANCE COMPANY
By:    /s/ Yale Riley    ____________________________
Name: Yale Riley
Title: AVP

Schedule of Exhibits

Exhibit A	-	Description of Land
Exhibit 1.01(c)	-	Personal Property
Exhibit 1.01(e)	-	Service Contracts
Exhibit 2.02 Exhibit 2.06	-	Property Materials Restricted Employees
Exhibit 3.02 Exhibit 4.01(f)	-	Tenant Estoppel Certificate Form Lease
Exhibit 4.01(g)(1)	-	Rent Roll
Exhibit 4.01(h)	-	Litigation
Exhibit 4.01(i)	-	Agreements with Governmental Authorities
Exhibit 4.01(l)	-	Financial Statements
Exhibit 7.02 Exhibit 9.01(a)	-	Rent Concessions Form of Special Warranty Deed(s)
Exhibit 9.01(b)	-	Form of Bill of Sale
Exhibit 9.01(c)	-	Form of Assignment and Assumption of Leases
Exhibit 9.01(d)	-	Form of Assignment and Assumption of Contracts
Exhibit 9.01(e)	-	Form of Notice to Tenant
Exhibit 9.01(k)	-	Seller’s Certification

Exhibit A
Property Description

[On File with Company]

Exhibit 1.01(c)
Personal Property
[On File with the Company]

Exhibit 1.01(e)
Service Contracts

[On File with the Company]

Exhibit 2.02
Property Materials

Preferred Residential Management, LLC
DUE DILIGENCE
Information Requirements

The Preferred Residential Management, LLC due diligence process involves multiple teams of professionals that may visit the property at different times. Each group has specific areas of focus that may require access to different reports. To help facilitate this process, we have developed the comprehensive checklist below.

Items due before Management Company Walkthrough and Lease Audit:

________	Current Rent Roll (in excel preferably)

________    Electronic Site Plan of property

________	List of last 20 Leases (Please Include: Unit / Unit Type / Market Rent, Concessions, Net Rent and other pertinent information)

________	List of last 20 Move Ins (Please Include: Unit / Unit Type / Market Rent, Concessions, Net Rent and other pertinent information)

The following documents should be run as of the close of business on the day prior to our property visit:

________    Current Rent Roll

________	Current Detail Unit Status Report (status of Vacant/On-Notice units)

________	Current Lease Expiration Summary

________	Weekly Projected Occupancy Report (8 weeks)

________	Copy of Current Lease and Addenda (blank copies)

________	Current Security Deposit Report

________	Current Concessions Report

________	Competitive Market Survey

________	Current Delinquency Report

________	Listing of any Down Units

________	Listing of Non-revenue units (model, employee, C.O.)

________	Listing of Amount of employee concessions

________	List of any charges and fees (application, redecoration, late, water, sewer, trash, etc)

________	Summary of Service Requests by month for the last twelve months

________    Leasing Brochure with Floor Plans

The following documents should be available for review at the property during our visit:

________    Original resident and commercial office and retail leases

________    Credit verification reports and criminal background checks (if required)

________    Original resident correspondence files

________    Resident applications

________    Maintenance Requests and work order logs

The following documents should be available for review within 3 days of the commencement of the due diligence period:

Property Information:

________	Licenses and Permits (including but not limited to - pool permits, storm water permits, elevator permits, business licenses, etc…)

________    Occupancy Certificates

________    Most recent Survey

________    Existing Owner’s Title Insurance Policy

________    Building plans and specifications

________	Any previous environmental reports

________	Fire Life Safety Inspection Reports (sprinkler, hydrant, backflow, hydrant, elevator & alarm)

    Sub Metering Read reports

________    Compensation package information and time on property for existing staff

________    Incident Reports (Last 2 years)

________    Termite Bond Letter

________    Warranties still in effect

________	Personal Property Inventory

________	Vendor List

________	Account numbers, Addresses, and Phone Numbers for Utility accounts

________	Copies of Utility Bills (12 months)

________	Utility Log – if available (24 months history)

________	Service Agreements/Contracts (Landscape, Refuse, Pest Control, Postage, Credit Check, Communication System, Security, Advertising, Answering Service, Uniforms, Pool, etc.)

________	List of related entities performing services at the property, indicating the type of service and amounts paid

________	Leasing Summary by month for last twelve months

________	Resident profile information (Demographics)

________	Pictures from Broker’s Package and Website (900 x 500)

________	Copies of commercial office and retail leases

Financial Reports:

________	Income Statements for the three previous years in trailing twelve-month format, including capital expenditures

________	YTD Income Statement with actuals in trailing twelve-month format, including capital expenditures

________	Copy of the Balance Sheets (as of the end of the calendar year for the last 2 years and current year-to-date)

________	Current year operating budget

________    Copy of Cash Receipts Journal (Last 3 Months)

________	Copy of the Bank Statements (last 6 Months)

________	Copy of Bank Reconciliations (last 6 Months)

________	Existing Loan Docs, Loan Balance and Amortization Schedule (if assumable loan)

________	Three prior years tax bills for real estate and personal property. Present year statements provided if/when available

________	Copy of General Ledger (as of the end of the last calendar year and current year-to-date)

________	Copy of the Aged Accounts Payable Schedule (as of the end of the last calendar year and the end of the last calendar month)

________	Copy of the Delinquency Report and/or Aged Receivable Report (as of the last calendar year and end of the last calendar month)

________    Ancillary Income (Laundry, Cable, Phone, Vending, Internet, Alarms, etc)

Insurance Documents:

________	Disclosure of all pending insurance claims

________	Disclosure of all pending litigation against the current owner

________	Insurance loss runs for the past five years

Exhibit 2.06
Restricted Employees

None

Exhibit 3.02
Tenant Estoppel Certificate

     TENANT ESTOPPEL CERTIFICATE
The undersigned hereby certifies to _____________________ (“Purchaser”) and ____________________________ (“Lender”), and their respective successors and assigns, as follows:
1.    The undersigned is the tenant under that certain [insert title of lease document] [(the “Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”) [, as amended by that certain [insert title of lease amendment document], dated as of _________ __, ____, by and between _________________________ and _________________________ (collectively, the “Lease”)], pursuant to which Tenant leases certain premises known as Suite ____, consisting of _______ rentable square feet (the “Premises”), at that real property and improvements located at _________________________________________ (the “Property”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Property or any part thereof, or rights of first offer to lease with respect to all or any part of the Property.

7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly); (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the Base Annual Rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2015. Additional rent under the Lease in the amount of $__________ has been paid through and including the month of __________, 2015. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    All licenses necessary for using and operating the Premises as a [insert permitted use] are held by Tenant and are in full force and effect.
12.    No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
13.    This Certificate is delivered to induce Purchaser to acquire the Property and Lender to provide financing to Purchaser in its acquisition of the Property, with the understanding that Purchaser and Lender shall rely upon the truth of the matters set forth in this Certificate.

[SIGNATURE PAGE FOLLOWS]

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 2015
TENANT:
____________________, a ________________
By:______________________
Name:
Title:
[DELETE THE FOLLOWING SECTION IF THE LEASE IS NOT GUARANTEED]
[_________________________, a _________________________] (“Guarantor”) certifies to and for the benefit of Purchaser, Lender and their respective successors and assigns as follows:
With respect to that certain [Guaranty], dated as of ________ __, ____, by Guarantor to and for the benefit of Landlord (the “Guaranty”): (a) Guarantor is the guarantor of the Lease pursuant to the Guaranty; (b) the Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived; (c) the Guaranty is valid and in full force and effect on the date hereof; and (d) no voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof. This Certificate is delivered to induce Purchaser to acquire the Property and Lender to approve Purchaser’s acquisition of the Property and assumption of the mortgage loan encumbering the Property, with the understanding that Purchaser and Lender shall rely upon the truth of the matters set forth in this Certificate. The undersigned is duly authorized to execute this Certificate.
Dated: ____________, 2015

[USE FOLLOWING SIGNATURE BLOCK FOR ENTITY                 GUARANTOR]

GUARANTOR:
____________________,
a ________________

By:______________________
Name:
Title:

[USE FOLLOWING SIGNATURE BLOCK FOR PERSONAL                 GUARANTOR]

GUARANTOR:
______________________
Name:

Exhibit 4.01(f)
Form Lease

[On File with the Company]

Exhibit 4.01(g)(1)
Rent Roll

[On File with the Company]

Exhibit 4.01(h)
Litigation

None

Exhibit 4.01(i)
Agreements with Governmental Authorities

None

Exhibit 4.01(l)
Financial Statements

[On File with the Company]

Exhibit 7.02
Rent Concessions

[On File with the Company]

Exhibit 9.01(a)

SPECIAL WARRANTY DEED

RECORD & RETURN TO:

SPECIAL WARRANTY DEED
STATE OF TENNESSEE, COUNTY OF __________________

THE ACTUAL CONSIDERATION OR VALUE, WHICHEVER IS GREATER FOR THIS TRANSFER IS $_________________

________________________________________
Affiant

SUBSCRIBED AND SWORN TO BEFORE ME THIS DAY OF _________, 20___.

________________________________________
NOTARY PUBLIC SEAL
My commission expires::

THIS INSTRUMENT WAS PREPARED BY: «Attorney» ORTALE, KELLEY, HERBERT & CRAWFORD 330 Commerce Street, Suite 110 Nashville, TN 37201 File No.#

NAME/ADDRESS OF NEW OWNER:	SEND TAX BILLS TO:	MAP – PARCEL #

FOR AND IN CONSIDERATION of Ten ($10.00) Dollars, cash in hand paid by the hereinafter named Grantees, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, __________, hereinafter called "GRANTOR," has bargained and sold, and by these presents does transfer and convey unto_____________, hereinafter called "GRANTEE,” a certain tract or parcel of land in _____________ County, State of Tennessee, described as follows:

*Insert Legal

*Insert Derivation Clause of prior deed

[DEED FROM THE OWNER OF THE REGENT BUILDING TO BE REVISED AS NECESSARY TO CONVEY THE CONDOMINIUM UNITS AS WELL AS THE OWNER’S FEE SIMPLE INTEREST IN THE OFFICE AND RETAIL PORTIONS OF THE REGENT BUILDING]

The conveyance of the above-described parcel of land is subject to the following:

1.	20____ ___________ County taxes which have been prorated by the parties and assumed by the Grantees; and

2.	Subject to any and all applicable zoning regulations, building restrictions, setback lines, if any, and recorded easements and rights of way for public utilities applicable to this property; and

3.	HERE INSERT ANY “PERMITTED EXCEPTIONS” [per Section 2.02, above].

This property is also known as improved property located at _________________________,

TO HAVE AND TO HOLD the said tract or parcel of land, with the appurtenances, estate, title and interest thereto belonging to the said GRANTEE, its successors and assigns, forever, and GRANTOR does covenant with the said GRANTEE that it is lawfully seized and possessed of said land in fee simple, has a good right to convey it, and the same is unencumbered, unless otherwise herein set out; and GRANTOR does further covenant and bind itself, its successors, assigns and representatives, to warrant and forever defend the title to the said land to the said GRANTEE, its successors and assigns, against the lawful claims of all persons claiming by or through Grantor, but not further or otherwise. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.
WITNESS our hands this ____ day of _________, 20____.

____________________________________                            «Seller»

BY:_________________________________
Its: _________________________________

STATE OF _____________ )
COUNTY OF ____________ )

Before me, _____________________________, a Notary Public in and for the County and State aforesaid, personally appeared______________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged him/herself to be the ___________________ of the within named bargainor, a corporation, and that he/she as such __________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation as such
________________________.

WITNESS my hand and seal at office in ____________________, this ______ day of ____________________, 20____.

My commission expires:                                                                ______________________________
_____________________                Notary Public
(SEAL)

Exhibit 9.01(c)
BILL OF SALE
KNOW BY THESE PRESENTS THAT LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred to herein as the “Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by ___________________, a _______________, having an office at 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327 (“Purchaser”), receipt of which is hereby acknowledged by Seller, has granted, sold, transferred, set over and delivered, and by these presents does grant, sell, transfer and deliver unto Purchaser, its successors and assigns, the property described on Schedule B attached hereto and made a part hereof and all of Sellers’ right title and interest in and to all other fixtures, equipment and articles of personal property (excluding personal property owned by tenants, vendors and lessees under service contracts or furniture leasing companies) located at or used in connection with the operation of the Property described in Schedule A attached hereto and made a part hereof, (the “Personal Property”).
TO HAVE AND TO HOLD the Personal Property unto Purchaser and its assigns forever.
AND Sellers hereby warrants to and with Purchaser that it owns the Personal Property subject to no encumbrances, security interests or liens of any kind.
AND Sellers, does hereby bind itself, its successors and assigns, to warrant and forever defend, the Personal Property unto Purchaser, its successors and assigns, against every person lawfully claiming or to claim the same, or any part thereof, but without warranty as to fitness or merchantability.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

SELLER:
LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company
By:____________________________

Name: _________________________
Title: __________________________
LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company
By:____________________________
Name: _________________________ Title:__________________________
LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company
By:____________________________
Name: _________________________ Title:__________________________

IN WITNESS WHEREOF, Seller has executed this instrument as of the ____ day of _______________, 2015.

Exhibit 9.01(c)
SCHEDULE A TO BILL OF SALE
[Real Property Description]

Exhibit 9.01(c)
SCHEDULE B TO BILL OF SALE
[Personal Property]

Exhibit 9.01(d)
ASSIGNMENT AND ASSUMPTION OF LEASES
IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred to as herein as “Assignor”), hereby sells, assigns, and transfers to ______________________________, a _________________ (“Assignee”), having an address of 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327, all of Assignor’s right, title and interest in and to those certain leases described in Schedule B attached hereto and incorporated herein by reference (including, without limitation, the Tenant Deposits listed therein, together with interest, if any, thereon which has accrued for the account of the tenant, less any administrative fees incurred prior to the execution of this agreement) relating to the property (the “Property”) described in Schedule A attached hereto and incorporated herein by reference.
Assignee hereby accepts, assumes, and agrees to all of the covenants, agreements, promises, terms, conditions and provisions contained in each of the leases hereby assigned to be observed, kept, performed or complied with by Assignor, but only to the extent arising on or after the date hereof. Assignee hereby agrees to hold Assignor harmless from any claim, demand, or cause of action which may be asserted against Assignor by any person arising from a breach, violation, or failure to perform any provision of any of the leases hereby assigned which is alleged to have occurred on or subsequent to the date of this Assignment. Assignor hereby agrees to hold Assignee harmless from any claim, demand, or cause of action which may be asserted against Assignee by any person arising from a breach, violation, or failure to perform any provision of any of the leases hereby assigned arising out of or relating to Assignor’s failure to perform any of its obligations under the leases accruing on or prior to the date of this Assignment.
This Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.
This Assignment and Assumption is being delivered in connection with the Purchase and Sale Agreement dated as of ________ ____, 2015, between Assignor and Assignee, as the successor-in-interest to Preferred Apartment Communities Operating Partnership, L.P.
.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

WITNESS the due execution hereof this ____ day of _________________ 2015.

ASSIGNOR:

LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASSIGNEE:

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION OF LEASES
[Real Property Description]

SCHEDULE B TO ASSIGNMENT AND ASSUMPTION OF LEASES
[Leases]

Exhibit 9.01(e)
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
IN CONSIDERATION of Ten Dollars ($10.00) and other good and valuable consideration, to it in hand paid, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred to as herein as “Assignor”), hereby sells, assigns, and transfers to _________________________, a ________________ (“Assignee”), having an address of 3284 Northside Parkway, Suite 150, Atlanta, Georgia 30327, all of Assignor’s right, title and interest in and to: (a) those contracts which are listed in Schedule B attached hereto and incorporated herein by reference (collectively, the “Contracts”), all of which relate to the property described in Schedule A attached hereto and incorporated herein by reference (the “Property”); (b) all assignable licenses, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities, and any other assignable intangible property relating to the operation, ownership, use, occupancy or maintenance of the Property (collectively, the “Permits and Intangibles”); and (c) all assignable warranties or guaranties presently in effect from contractors, suppliers or manufacturers of personal property installed in or used in connection with the Property or any work performed or improvements included as a part of the Property (collectively, the “Warranties”). (The Contracts, Permits and Intangibles, and Warranties are collectively referred to herein as the “Assigned Property”.)
Assignee hereby accepts, assumes, and agrees to all of the covenants, agreements, promises, terms, conditions and provisions contained in each of the Contracts hereby assigned to be observed, kept, performed or complied with by Assignor. Assignee hereby agrees to hold Assignor harmless from any claim, demand, or cause of action which may be asserted against Assignors by any person arising from or relating to the Assigned Property which is alleged to have accrued on or subsequent to the date of this Assignment and Assumption of Contracts (this “Assignment and Assumption”). Assignor hereby agrees to hold Assignee harmless from any claim, demand, or cause of action which may be asserted against Assignee by any person arising from a breach, violation, or failure to perform any provision of any of the Contracts hereby assigned arising out of or relating to Assignor’s failure to perform any of its obligations under the Contracts accruing on or prior to the date of this Assignment and Assumption.
This Assignment and Assumption may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.
This Assignment and Assumption is being delivered in connection with the Purchase and Sale Agreement dated as of ________ _____, 2015, between Assignor and Assignee, as the successor-in-interest to Preferred Apartment Communities Operating Partnership, L.P.

WITNESS the due execution hereof this ____ day of _________________ 2015.

ASSIGNOR:

LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASSIGNEE:

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

[Real Property Description]

SCHEDULE B TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

[List of Contracts]

Exhibit 9.01(f)
NOTICE TO RESIDENTS
_______________, 2015
Lenox Village Town Center
_______________________
_______________________
Dear Tenant:
Notice is hereby given to the tenants of Lenox Village Town Center [Regent’s Building] [LV III] (the “Property”) that the current owner of the Property has sold the Property to ______________________, a ___________________ (“Purchaser”) effective ______________, 2015. Purchaser has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.
Sincerely,

__________________
By: ________________________
Name: ______________________
Its: _________________________

Exhibit 9.01(k)

SELLER'S CERTIFICATION

The undersigned, LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company, LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company, and LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company (collectively referred herein as "Seller"), do hereby certify to and agree with ______________________, a _______________ ("Purchaser") that:
1.    The representations and warranties of Seller made in that certain Purchase and Sale Agreement dated as of ________ _____, 2015, between Assignor and Assignee, as the successor-in-interest to Preferred Apartment Communities Operating Partnership, L.P (the "Agreement"), made between Seller, as seller, and Purchaser, as purchaser, relating to real property known as Lenox Village Town Center, Regent Building, and LV III, Nashville, Tennessee, are true and correct in all material respects as of the date hereof with the same effect as if said representations and warranties had been made as of the date hereof.
2.    All claims, liabilities and causes of action arising from such representations and warranties shall survive the Closing and any investigation by Purchaser or its representatives for the period set forth in the Agreement.
This Certification is executed and delivered by Seller with the intent to induce Purchaser to purchase the Property pursuant to the Agreement and recognizing that Purchaser intends to rely, and is relying, on this undertaking as additional consideration.
This Certification executed as of this ___ day of _____________ 2015.
SELLER:

LENOX VILLAGE PROPERTIES, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________

Title: _____________________________

LENOX VILLAGE LIFESTYLE CENTER III, LLC, a Tennessee limited liability company

By: ______________________________
Name:____________________________
Title: _____________________________

77